SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:10 AM 05/15/1996
                                                          960140182 - 2612328

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              Silvestri Corporation

      Silvestri Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Silvestri Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

      The name of the corporation is Silvestri, Inc.

      SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Silvestri Corporation has caused this certificate to be signed by Leonard Florence, its President and Faye A. Florence, its Secretary, this 15 day of May, 1996.


                                        By: /s/ Leonard Florence
                                            ------------------------------------
                                            Leonard Florence, President


                                    Attest: /s/ Faye A. Florence
                                            ------------------------------------
                                             Faye A. Florence, Secretary